Exhibit 99.1

Propanc Biopharma Announces Nasdaq Uplisting and Pricing of $4 Million Public Offering

Propanc common stock expected to begin trading on Nasdaq under the symbol PPCB

Melbourne, Australia / Globe Newswire / August 14, 2025 / Propanc Biopharma, Inc. (OTC Pink: PPCB) (“Propanc” or the “Company”), a biopharmaceutical company developing novel cancer treatments for patients suffering from recurring and metastatic cancer, today announced the pricing of an underwritten public offering of 1,000,000 shares of its common stock, par value $0.001 per share, at a price of $4.00 per share. The offering is expected to yield approximately $4 million in gross proceeds before offering expenses and underwriting discounts and commissions. Propanc intends to use the net proceeds from the offering for its working capital and general business purposes.

In connection with the offering, the Company has also granted the underwriter a 45-day option to purchase up to 150,000 additional shares of common stock. The offering is expected to close on August 18, 2025, subject to customary closing conditions. On August 14, 2025, the Company received approval to list its common stock on the Nasdaq Capital Market stock exchange (“Nasdaq”). Trading on Nasdaq is expected to commence on August 15, 2025, subject to continued compliance with the exchange rules.

The Company’s shares of common stock were previously quoted on the OTC Markets, Pink Tier and ceased to be quoted at the close of business on August 14, 2025. Stockholders are not required to take any action as a result of the uplisting, and the Company’s ticker symbol “PPCB” will remain unchanged.

D. Boral Capital LLC and Craft Capital Management LLC are acting as book running managers for the offering.

A registration statement on Form S-1 relating to these securities was declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on August 13, 2025. These securities may not be sold, nor may offers to buy these securities be accepted, prior to the time the registration statement becomes effective. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The proposed offering will be made only by means of a prospectus. Electronic copies of the preliminary prospectus supplement and accompanying prospectus will also be available on the SEC’s website at http://www.sec.gov.

About Propanc Biopharma, Inc.

Propanc Biopharma, Inc. (the “Company”) is developing a novel approach to prevent recurrence and metastasis of solid tumors by using pancreatic proenzymes that target and eradicate cancer stem cells in patients suffering from pancreatic, ovarian, and colorectal cancers. For more information, please visit www.propanc.com.

The Company’s novel proenzyme therapy is based on the science that enzymes stimulate biological reactions in the body, especially enzymes secreted by the pancreas. These pancreatic enzymes could represent the body’s primary defense against cancer.

Forward-Looking Statements

All statements in this press release that are not historical are forward-looking statements, including, among other things, statements relating to the Company’s expectations regarding its market position and market opportunity, expectations and plans as to its product development, manufacturing and sales, and relations with its partners and investors, made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are not historical facts but rather are based on the Company’s current expectations, estimates, and projections regarding its business, operations and other similar or related factors. Words such as “may,” “will,” “could,” “would,” “should,” “anticipate,” “predict,” “potential,” “continue,” “expect,” “intend,” “plan,” “project,” “believe,” “estimate,” and other similar or related expressions are used to identify these forward-looking statements, although not all forward-looking statements contain these words. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties, and assumptions that are difficult or impossible to predict and, in some cases, beyond the Company’s control. Forward-looking statements are not guarantees of future actions or performance. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including, without limitation, risks and uncertainties related to market conditions, as well as those risks described under “Risk Factors” in the prospectus related to the proposed offering and those described in the Company’s filings with the SEC. The Company undertakes no obligation to revise or update information in this release to reflect events or circumstances in the future, even if new information becomes available.

Company:

Propanc Biopharma, Inc.

James Nathanielsz

+61-3-9882-0780

info@propanc.com

Investor Contact:

irteam@propanc.com